Exhibit 10.1

FORBEARANCE
AND
AMENDMENT NUMBER SIX TO CREDIT AGREEMENT
dated as of February 14, 2007
between
ULTRALIFE BATTERIES, INC.
and
THE LENDERS PARTY THERETO
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

FORBEARANCE
AND
AMENDMENT NUMBER SIX TO CREDIT AGREEMENT
          This Forbearance and Amendment Number Six to Credit Agreement (the “Amendment”), dated as of February 14, 2007, is made by and between ULTRALIFE BATTERIES, INC. (the “Borrower”) and the Lenders party to the Credit Agreement and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank) as Administrative Agent for the Lenders (in such capacity, the “Agent”).
Statement of the Premises
          The Borrower, the Lenders and the Agent have previously entered into, among other agreements, a Credit Agreement, dated as of June 30, 2004, which was amended by Amendment Number One dated as of September 24, 2004, Amendment Number Two dated as of May 4, 2005, Amendment Number Three dated as of August 5, 2005, Amendment Number Four dated as of November 1, 2005, that certain waiver letter dated May 3, 2006, Amendment Number Five dated June 29, 2006, that certain waiver letter dated October 20, 2006, and that certain waiver letter dated November 30, 2006 as extended (collectively, the “Credit Agreement”). The Borrower has requested that the Lenders and Agent grant the Borrower additional time to comply with covenants contained the Credit Agreement and the Borrower, the Lenders and the Agent desire to amend the Credit Agreement as referenced herein.
Statement of Consideration
          Accordingly, in consideration of the premises and under the authority of Section 5-1103 of the New York General Obligations Law, the parties agree as follows:
Agreement
1.	Defined Terms. The terms “this Agreement”, “hereunder” and similar references in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2.	Amendment. Effective upon the satisfaction of all conditions specified in Section 4 hereof, the Credit Agreement is hereby amended as follows:
A.	The definition of “Change in Control” as set forth in Section 1.01 of the Credit Agreement is hereby amended so that the figure “20%” contained therein is superseded and replaced in its entirety with “30%”.

B.	The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Amendment No. 6” means that certain Forbearance and Amendment Number Six to the Credit Agreement dated as of February 14, 2007 among, Borrower, Administrative Agent and Lenders.
C.	The definition of “Applicable Revolving Rate” as set forth in Section 1.01 of the Credit Agreement is hereby amended so that the following provision is added to the end thereof:
Provided further, however, during the Forbearance Period (as defined in Amendment No. 6), the Applicable Revolving Rate with respect to the Eurodollar Spread and the ABR Spread shall be the basis points number set forth in the above grid otherwise in accordance with the terms hereof plus an additional 25 basis points.
D.	The definition of “Applicable Term Rate” as set forth in Section 1.01 of the Credit Agreement is hereby amended so that the following provision is added to the end thereof:
Provided further, however, during the Forbearance Period (as defined n Amendment No. 6), the Applicable Term Rate shall be the basis points number set forth in the above grid otherwise in accordance with the terms hereof plus an additional 25 basis points.
E.	The definition of “Commitment” as set forth in Section 1.01 of the Credit Agreement is hereby superseded and replaced in its entirety and amended to read as follows:
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. As of the effective date of the Amendment No. 6, the aggregate amount of the Lenders’ Commitments is $15,000,000.
F.	Schedule 2.01 of the Credit Agreement is hereby superseded and replaced in its entirety with the Schedule 2.01 attached to this Amendment.

G.	Section 5.01 of the Credit Agreement is hereby amended so that: (i) in subsection (f) thereof the word “and” at the end of such subsection is hereby deleted, (ii) in subsection (g) thereof the period “.” at the end of such subsection is hereby deleted and replaced with “; and” and (iii) the following subsections are added thereto in the appropriate alphabetical order:
(h)	During the Forbearance Period (as defined in Amendment No. 6), within twenty (20) days after the close of each calendar month end (February 3, 2007 and March 3, 2007), Borrower’s internally prepared financial statements for such month, including balance sheet and related statements of operations and cash flows in form historically prepared by Borrower; and

(i)	During the Forbearance Period (as defined in Amendment No. 6), on a weekly basis, the Borrower’s cash forecast, in form historically prepared by Borrower.
3.	Representations. The Borrower hereby represents and warrants to the Lenders and the Agent that: (i) the covenants, representations and warranties set forth in the Credit Agreement are true and correct on and as of the date of execution hereof as if made on and as of said date and as if each reference therein to the Credit Agreement were a reference to the Credit Agreement as amended by this Amendment, except as and to the extent disclosed to the Lenders by letter dated this date; (ii) except the Existing Event of Default (as hereinafter defined), no Default or Event of Default specified in the Credit Agreement has occurred and is continuing, (iii) since the date of the Credit Agreement, there has been no material adverse change in the financial condition or business operations of the Borrower which has not been disclosed to Lenders; (iv) the making and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action, and do not, and will not, (a) contravene the Borrower’s certificate of incorporation or by-laws, (b) violate any law, including without limitation the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rule, regulation (including Regulations T, U or X of the Board of Governors of the Federal Reserve System) order, writ, judgment, injunction, decree, determination or award, and (c) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, note, mortgage, deed of trust or any other material instrument or agreement binding on the Borrower or any Subsidiary or any of their properties or result in or require the creation or imposition of any lien upon or with respect to any of their properties; (v) this Amendment has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms; (vi) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (a) the due execution, delivery or performance by the Borrower of this Amendment or any other agreement or document related hereto or contemplated hereby to which the Borrower is or is to be a party or otherwise bound, or (b) the exercise by the Agent or any Lender of its rights under the Credit Agreement as modified by this Amendment; and (vii) the security interests and charges granted by the Borrower and its Subsidiary pursuant to the Security Agreements continue to constitute valid, binding and enforceable, first in priority Liens on the Collateral, subject only to Liens permitted under the terms of the Security Agreements and Credit Agreement.

4.	Forbearance of Existing Covenant Violations. The Borrower has advised the Agent that it is not in compliance with the financial covenants set forth in subsections (a) and (b) of Section 6.09 of the Credit Agreement as amended for the fiscal quarter ending December 31, 2006 (the “Existing Event of Default”).
               A. Forbearance Period. Subject to satisfaction of the conditions in Section 5 hereof, Lenders and Agent shall forbear from exercising their respective rights and remedies under the Credit Agreement and Loan Documents arising from the Existing Event of Default from the effective date of this Amendment until the Forbearance Termination Date (the “Forbearance Period”). “Forbearance Termination Date” means the date which is the earliest of (i) 5:01 p.m. (New York time) on March 23, 2007; or (ii) the date on which the Required Lenders elect to terminate the Forbearance Period upon the occurrence of an event described in Section 4(B) hereof, or (iii) the date on which any subsequent amendments to the Credit Agreement, relating to the Existing Event of Default or this Agreement, become effective.
               B. Optional Termination. Required Lenders may direct Agent to terminate the Forbearance Period upon the occurrence of any of the following events:
                    (i) The breach by the Borrower of any of the terms of this Amendment; or
                    (ii) The occurrence of an event or condition that constitutes a Default under the Loan Documents, other than the Existing Event of Default or a continuation thereof.
               C. Effect of Forbearance Termination. On termination of the Forbearance Period (other than a termination occasioned by clause (iii) of the definition of “Forbearance Termination Date” herein), Lenders and Agent may exercise their respective rights and remedies under the Loan Documents and this Agreement without the requirement of any further notice or other action by Lenders or Agent. Borrower agrees not to contest any such lawful exercise by Lenders and/or Agent of their respective rights and remedies under the Loan Documents. All of Lenders’ and Agent’s rights and remedies, whether arising hereunder, under the Loan Documents, or otherwise, are cumulative.

               D. Borrowings During the Forbearance Period. During the Forbearance Period, notwithstanding the Existing Event of Default or a continuation thereof, each Lender agrees severally (not jointly) to continue to make Revolving Loans to the Borrower, otherwise in accordance with the terms and conditions of the Credit Agreement.
5.	Conditions of Effectiveness. The effectiveness of each and all of the modifications contained in the Amendment and the Forbearance is subject to the satisfaction, in form and substance satisfactory to the Agent, of each of the following conditions precedent:
               A. Agent shall have received 4 duplicate original counterparts of this Amendment executed by Borrower, Lenders and Agent.
               B. Agent shall have received a secretarial certificate of the Borrower in a form reasonably acceptable to Agent, certifying that the June 29, 2006 secretary’s certificate of Borrower is true and correct as of the date of execution hereof, and the authorizing resolutions and the incumbency of officers of the Borrower remain in full force and effect.
               C. The representation and warranties contained in Section 3 hereof and in the Credit Agreement shall be true, correct and complete as of the effective date of this Amendment as though made on such date.
               D. The Agent shall have received $50,000.00 from Borrower for the benefit of the Lenders on a pro rata basis in consideration of the modifications set forth herein.
     6. Reference to and Effect on Loan Documents.
               A. Upon the effectiveness hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,’ “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
               B. Except as specifically amended above, the Credit Agreement, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
               C. The amendments set forth in Section 2 and the Forbearance set forth in Section 4 hereto are only applicable and shall only be effective in the specific instance and for the specific purpose for which made, are expressly limited to the facts and circumstances referred to herein, and shall not operate as (i) a waiver of, or consent to non-compliance with any provision of the Credit Agreement or any other Loan Document, including specifically, but without limitation, any further advances or loans made by the Borrower in contravention of the terms of the Credit Agreement, (ii) a waiver or modification of any right, power or remedy of either the Agent or any Lender under the Credit Agreement or any Loan Document, or (iii) a waiver or modification of, or consent to, any Event of Default or Default under the Credit Agreement or any Loan Document.
7.	Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Agent in connection with the preparation, execution and delivery of this Amendment and the other documents related hereto, including the fees and out-of-pocket expenses of counsel for Agent.

8.	Waiver and Release. As a material inducement for, and in consideration of, the Lenders’ and Agent’s agreements herein, the Borrower, by signing this Amendment, hereby forever waives, releases, remises and discharges any and all rights to assert any and all defenses to and setoffs, counterclaims, and claims of every kind against any Lenders or Agent, its respective agents, servants, employees, officers, directors and attorneys now existing or arising hereafter on the basis of actions or events occurring on or prior to the date hereof. Each of the parties signing this agreement confirms that the foregoing waiver and release is informed and freely given.

9.	Representation by Counsel. Borrower hereby represents and warrants to the Lenders and Agent that throughout the negotiations, preparation and execution of this Amendment and the closing hereunder, Borrower has been represented by legal counsel of its own choosing and that this Amendment was entered into by the free will of Borrower and pursuant to arm’s-length negotiations.

10.	Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.

11.	Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

12.	Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all or which taken together shall constitute but one and the same instrument.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective representatives thereunto duly authorized as of the date first above written.

ULTRALIFE BATTERIES, INC.

	By:	/s/ Robert W. Fishback

	Name:	Robert W. Fishback
	Title:	Vice President of Finance and Chief Financial Officer

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., as Agent

	By:	/s/ Thomas C. Strasenburgh

	Name:	Thomas C. Strasenburgh
	Title:	Vice President

LENDERS:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Thomas C. Strasenburgh

	Name:	Thomas C. Strasenburgh
	Title:	Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY

	By:	/s/ Jon Fogle

	Name:	Jon Fogle
	Title:	Vice President

SCHEDULE 2.01
Commitments as of February 14, 2007

Commitments to Make Revolving Loans — $ 15,000,000

JPMorgan Chase Bank, N.A.	$9,000,000	60%
Manufacturers and Traders Trust Company	$6,000,000	40%

Term Loan Commitments — $ 4,833,332.33

JPMorgan Chase Bank, N.A.	$2,899,999.40	60%
Manufacturers and Traders Trust Company	$1,933,332.93	40%